Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--January 25, 2017--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter (Q1) of fiscal year 2017. For the first quarter, Dolby reported total revenue of $266.3 million, compared to $240.8 million for the first quarter of fiscal year 2016.

First quarter GAAP net income was $53.4 million, or $0.51 per diluted share, compared to $30.9 million, or $0.30 per diluted share, for the first quarter of fiscal 2016. On a non-GAAP basis, first quarter net income was $68.7 million, or $0.66 per diluted share, compared to $48.6 million, or $0.48 per diluted share, for the first quarter of fiscal 2016. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

"We had a strong first quarter and continue to make progress with Dolby Vision, Dolby Cinema, and Dolby Atmos," said Kevin Yeaman, President and CEO, Dolby Laboratories. "We announced our first Dolby Vision TV with Sony, and our first combined Dolby Vision and Dolby Atmos TV with LG. We also opened our 70th Dolby Cinema location."

Dividend

Today, Dolby announced a cash dividend of $0.14 per share of Class A and Class B common stock, payable on February 15, 2017, to stockholders of record as of the close of business on February 6, 2017.

Stock Repurchase Program

Today, Dolby also announced that its Board of Directors has approved increasing the size of its stock repurchase program by $200 million, bringing the amount available for future repurchases of the Company's Class A Common Stock to approximately $227 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in such amounts as the Company considers appropriate.

Financial Outlook

Q2 2017

Dolby estimates that total revenue for the second quarter (Q2) of fiscal 2017 will range from $265 million to $280 million. Gross margin percentages are projected to range between 88 percent and 89 percent on a GAAP basis, and between 89 percent and 90 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $177 million and $181 million on a GAAP basis, and between $158 million and $162 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.43 and $0.49 on a GAAP basis, and between $0.58 and $0.64 on a non-GAAP basis.

Dolby estimates that its fiscal Q2 2017 effective tax rate will be between 24 percent and 25 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2017

Dolby anticipates that total revenue will range from $1.06 billion to $1.10 billion.

Dolby anticipates that operating expenses will range from $700 million to $710 million on a GAAP basis, and from $625 million to $635 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q1 fiscal 2017 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 25, 2017. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-877-718-5104. International callers can access the conference call at 1-719-325-4895.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Wednesday, January 25, 2017, until 8:59 p.m. PT (11:59 p.m. ET) on Wednesday, February 1, 2017, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 5454615. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense. Stock-based compensation, unlike cash-based compensation, utilizes subjective and complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Expense associated with dividend equivalents paid on restricted stock units. In connection with a special dividend declared in the first quarter of fiscal 2013, we modified restricted stock units (RSUs) that were unvested at that time to preserve their pre-cash dividend economic value. The special dividend was a discrete and infrequent event that is not representative of our normal operating activities; therefore, we exclude the compensation cost related to the dividend equivalents to provide a more accurate view of our underlying operating results.

Amortization of acquisition-related intangibles. We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges. Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments. We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q2 2017 and fiscal 2017, our ability to advance our long-term objectives, and future dividend payments and stock repurchases are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the broadcast, PC, Consumer Electronics, Cinema and other markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Atmos, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. DLB-F

DOLBY LABORATORIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 30, 2016	January 1, 2016
Revenue:	(unaudited)	(unaudited)
Licensing	$232,699	$211,129
Products	28,211	24,809
Services	5,357	4,876
Total revenue	266,267	240,814

Cost of revenue:
Cost of licensing	8,121	6,533
Cost of products	17,720	19,038
Cost of services	4,126	4,195
Total cost of revenue	29,967	29,766

Gross margin	236,300	211,048

Operating expenses:
Research and development	57,518	53,328
Sales and marketing	71,175	74,454
General and administrative	41,540	44,078
Total operating expenses	170,233	171,860

Operating income	66,067	39,188

Other income/expense:
Interest income	1,814	1,297
Interest expense	(26)	(29)
Other income/(expense), net	(199)	(972)
Total other income	1,589	296

Income before income taxes	67,656	39,484
Provision for income taxes	(14,082)	(8,473)
Net income including controlling interest	53,574	31,011
Less: net (income) attributable to controlling interest	(200)	(110)
Net income attributable to Dolby Laboratories, Inc.	$53,374	$30,901

Net income per share:
Basic	$0.53	$0.31
Diluted	$0.51	$0.30
Weighted-average shares outstanding:
Basic	101,483	100,734
Diluted	103,876	101,931

DOLBY LABORATORIES, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	December 30, 2016	September 30, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$512,838	$516,112
Restricted cash	5,075	3,645
Short-term investments	164,818	121,629
Accounts receivable	81,393	75,688
Inventories	14,773	16,354
Prepaid expenses and other current assets	32,119	26,302
Total current assets	811,016	759,730
Long-term investments	350,360	393,904
Property, plant and equipment, net	459,709	443,656
Intangible assets, net	206,862	215,342
Goodwill	307,121	309,616
Deferred taxes	171,388	166,790
Other non-current assets	24,247	21,068
Total assets	$2,330,703	$2,310,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,541	$17,544
Accrued liabilities	169,711	169,055
Income taxes payable	1,514	2,304
Deferred revenue	24,405	24,180
Total current liabilities	207,171	213,083
Long-term deferred revenue	34,603	35,366
Other non-current liabilities	88,271	82,922
Total liabilities	330,045	331,371

Stockholders’ equity:
Class A common stock	56	57
Class B common stock	44	44
Additional paid-in capital	36,435	42,032
Retained earnings	1,977,478	1,938,320
Accumulated other comprehensive (loss)	(19,679)	(10,197)
Total stockholders’ equity – Dolby Laboratories, Inc.	1,994,334	1,970,256
Controlling interest	6,324	8,479
Total stockholders’ equity	2,000,658	1,978,735
Total liabilities and stockholders’ equity	$2,330,703	$2,310,106

DOLBY LABORATORIES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Fiscal Quarter Ended
	December 30, 2016	January 1, 2016
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$53,574	$31,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,810	21,814
Stock-based compensation	17,215	19,380
Amortization of premium on investments	662	1,605
Excess tax benefit from exercise of stock options	(2,962)	(300)
Provision for doubtful accounts	67	(322)
Deferred income taxes	(3,275)	(10,488)
Other non-cash items affecting net income	(376)	445
Changes in operating assets and liabilities:
Accounts receivable	(5,782)	11,961
Inventories	878	(877)
Prepaid expenses and other assets	(8,705)	(3,567)
Accounts payable and other liabilities	(11,528)	(14,574)
Income taxes, net	6,245	5,014
Deferred revenue	(479)	6,319
Other non-current liabilities	417	(26)
Net cash provided by operating activities	67,761	67,395

Investing activities:
Purchase of investments	(37,073)	(85,299)
Proceeds from sales of investment securities	7,524	121,770
Proceeds from maturities of investment securities	26,902	14,610
Purchases of PP&E	(22,576)	(24,368)
Purchase of intangible assets	—	(105,270)
Change in restricted cash	(1,430)	(1,395)
Net cash used in investing activities	(26,653)	(79,952)

Financing activities:
Proceeds from issuance of common stock	13,991	9,986
Repurchase of common stock	(25,001)	(39,449)
Payment of cash dividend	(14,216)	(12,114)
Distribution to controlling interest	(2,094)	(214)
Excess tax benefit from exercise of stock options	2,962	300
Shares repurchased for tax withholdings on vesting of restricted stock	(14,656)	(9,839)
Net cash used in financing activities	(39,014)	(51,330)

Effect of foreign exchange rate changes on cash and cash equivalents	(5,368)	(940)
Net decrease in cash and cash equivalents	(3,274)	(64,827)
Cash and cash equivalents at beginning of period	516,112	531,926
Cash and cash equivalents at end of period	$512,838	$467,099

GAAP to Non-GAAP Reconciliations (in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2017 and 2016:

Net income:	Fiscal Quarter Ended
	December 30, 2016	January 1, 2016
GAAP net income	$53.4	$30.9
Stock-based compensation	17.2	19.4
RSU dividend equivalent	0.2	0.4
Amortization of acquisition-related intangibles	3.8	4.1
Income tax adjustments	(5.9)	(6.2)
Non-GAAP net income	$68.7	$48.6

Diluted earnings per share:	Fiscal Quarter Ended
	December 30, 2016	January 1, 2016
GAAP diluted earnings per share	$0.51	$0.30
Stock-based compensation	0.17	0.19
RSU dividend equivalent	—	0.01
Amortization of acquisition-related intangibles	0.04	0.04
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.66	$0.48

Shares used in computing diluted earnings per share	104	102

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2017 and fiscal year 2017 included in this release:

Gross margin:	Q2 2017
GAAP gross margin (low - high end of range)	88% - 89%
Stock-based compensation	0.1%
Amortization of acquisition-related intangibles	0.9%
Non-GAAP gross margin (low - high end of range)	89% - 90%

Operating expenses:	Q2 2017	Fiscal 2017
GAAP operating expenses (low - high end of range)	$177 - $181	$700 - $710
Stock-based compensation	(18.0)	(70.0)
Amortization of acquisition-related intangibles	(1.0)	(5.0)
Non-GAAP operating expenses (low - high end of range)	$158 - $162	$625 - $635

Diluted earnings per share:	Q2 2017
	Low	High
GAAP diluted earnings per share	$0.43	$0.49
Stock-based compensation	0.17	0.17
Amortization of acquisition-related intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.58	$0.64

Shares used in computing diluted earnings per share	104	104

CONTACT:
Dolby Laboratories
Investor Contact:
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Joy Nestor, 415-558-0164
joy.nestor@dolby.com